Exhibit 1.1
EXECUTION COPY
PETROBRAS INTERNATIONAL FINANCE COMPANY
U.S.$1,250,000,000 7.875% Global Notes Due 2019
Underwriting Agreement
July 1, 2009
Citigroup Global Markets Inc.
388 Greenwich Street, 1st Floor
New York, NY 10013
HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Santander Investment Securities Inc.
45 East 53rd Street
New York, New York 10022
BB Securities Ltd
7th Floor 16 St Martin’s Le Grand
London UK
EC1A 4NA
SG Americas Securities, LLC
1221 Avenue of the Americas
New York, New York 10020
Ladies and Gentlemen:
          Petrobras International Finance Company, a corporation organized under the laws of the Cayman Islands (“PifCo”) and a wholly-owned subsidiary of Petróleo Brasileiro S.A. — PETROBRAS, a sociedade de economia mista (“Petrobras” and, collectively with PifCo, the “Companies”) organized and existing under the laws of the Federative Republic of Brazil (“Brazil”), proposes to issue and sell to Citigroup Global Markets Inc. (“Citi”), HSBC Securities

(USA) Inc. (“HSBC”), J.P. Morgan Securities Inc. (“J.P. Morgan”), Santander Investment Securities Inc. (“Santander Investment”), BB Securities Ltd. (“BB”) and SG Americas Securities, LLC (“SG”) (each, an “Underwriter” and collectively, the “Underwriters”) U.S.$1,250,000,000 additional principal amount of its existing 7.875% Global Notes Due 2019 payable in U.S. Dollars (the “Reopening Notes” and together with the Original Notes (as defined below), the “Notes”). The Reopening Notes are to be issued under the indenture dated as of December 15, 2006 (the “Original Indenture”) between PifCo and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”), as supplemented by an Amended and Restated Second Supplemental Indenture (the “Supplemental Indenture ,” and together with the Original Indenture, the “Indenture”) to be dated the Closing Date (as defined herein) between PifCo and the Trustee. The Reopening Notes will be unconditionally and irrevocably guaranteed by Petrobras pursuant to an Amended and Restated Guaranty to be dated the Closing Date (the “Guaranty”). The Reopening Notes constitute a further issuance of, and will form a single series with, PifCo’s outstanding 7.875% Global Notes due 2019 issued on February 11, 2009 (the “Original Notes”) in the original aggregate principal amount of U.S.$1,500,000,000. The Reopening Notes to be issued by PifCo will be evidenced initially by one or more Registered Global Notes (each a “Global Note”) representing the Reopening Notes sold or resold pursuant to a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), dated December 18, 2006, filed with the Securities and Exchange Commission (the “Commission”) (File No. 333-139459-01) covering the registration of one or more series of notes, including the Notes, under the Securities Act and including the related base prospectus in the Form F-3 dated December 18, 2006 at the time such registration statement became effective (the “Base Prospectus”).
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the Registration Statement at the Effective Time.
          The Companies have furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Reopening Notes, copies of one or more “preliminary prospectus supplements” relating to the Reopening Notes. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, as may be amended or supplemented, including the Base Prospectus, and the documents incorporated by reference therein.
          Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Reopening Notes (including all documents incorporated by reference therein), to be filed by the Companies with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Companies to you for use by the Underwriters and by dealers in connection with the offering of the Reopening Notes.
          Except where the context otherwise requires, (i) “Final Offering Document,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement, (ii) “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and the “road show” (as defined in Rule 433 under the Securities Act), listed on Schedule A attached hereto related to the offering of the Reopening Notes contemplated hereby (the “Road Show”) and (iii) “Disclosure Package,” as used herein, means any Pre-Pricing Prospectus (including all documents incorporated by reference therein) together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
          Any reference herein to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectuses shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectuses, as the case may be, and deemed to be incorporated by reference.
          Terms not otherwise defined herein are used as defined in the Indenture.
          SECTION 1. Representations and Warranties. Each of the Companies jointly and severally represents and warrants to the Underwriters as set forth below:
     (a) The Companies and the transactions contemplated in this Underwriting Agreement in connection with the offer and sale of the Reopening Notes meet the requirements set forth in Form F-3 under the Securities Act for use of the Registration Statement in connection with the offering of the Reopening Notes that are the subject of this Underwriting Agreement.
     (b) The Registration Statement complied at the Effective Time and complies as of the date hereof in all material respects, with the requirements of the Securities Act; the conditions to the use of Form F-3 in connection with the offering and sale of the Reopening Notes as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Reopening Notes as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act including, without limitation, Rule 415(a)(5); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the Closing Date did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Offering Document will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement and the Closing Date, in all material respects, with the requirements of the Securities Act (in the case of the Final Offering document, including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the Final Offering Document and the date the Final Offering Document is filed with the Commission and ends at the Closing Date did or will the Final Offering Document, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date hereof and ends at the Closing Date did or will the Disclosure Package include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Companies make no representation or warranty with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Final Offering Document or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter to the Companies expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Final Offering Document or such Permitted Free Writing Prospectus which shall consist solely of the fourth, fifth and seventh paragraphs under the caption “Plan of Distribution” in the Prospectus Supplement.
     (c) The Companies have filed the Registration Statement with the Commission, the Registration Statement has been declared effective under the Securities Act, no stop order preventing or suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement has been issued, and no proceedings for such purposes have been instituted or, to the Companies’ knowledge, threatened by the Commission.

     (d) The Companies confirm their intention to file a Pre-Pricing Prospectus and Prospectus Supplement with the Commission pursuant to Rule 424(b) under the Securities Act.
     (e) Each of the Companies has filed all the documents required to be filed by it with the Commission pursuant to the Exchange Act, including but not limited to the annual reports on Form 20-F for the year ended December 31, 2008 and Forms 6-K in connection with their respective financial statements for the three-month period ended March 31, 2009. Each document filed or to be filed by the Companies under the Exchange Act complied and will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission and the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Offering Document, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.
     (f) The Original Indenture has been, and the form of Supplemental Indenture and the form of Guaranty, as of the Closing Date, will be, qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and all filings and other actions required under the TIA to permit the use of the Indenture, the issuance of the Notes thereunder and the execution by Petrobras and the Trustee of the Guaranty have been made and taken prior to the date hereof.
     (g) Prior to the termination of the offering of the Notes, neither Petrobras nor PifCo has filed any amendment to the Registration Statement or supplement to the Final Offering Document which shall not have previously been furnished to the Underwriters or of which the Underwriters shall not previously have been advised or to which any Underwriter shall have reasonably objected in writing.
     (h) Prior to the execution of this Underwriting Agreement, neither Petrobras nor PifCo has, directly or indirectly, offered or sold any Reopening Notes by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Reopening Notes, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; neither Petrobras nor PifCo has, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectuses except in compliance with Rule 163 or with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission, the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the Registration Statement, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the

Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Companies nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Reopening Notes, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; neither Petrobras nor PifCo is an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rule 164 and 433 under the Securities Act with respect to the offering of the Reopening Notes contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all Road Shows related to the offering of the Reopening Notes contemplated hereby is solely the property of the Companies.
     (i) Neither of the Companies is, and after giving effect to the offering and sale of the Reopening Notes and the application of the proceeds thereof as described in the Registration Statement and the Final Offering Document will be, an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission promulgated thereunder.
     (j) Neither of the Companies, nor any of their affiliates, nor any person acting on their behalf (other than the Underwriters, as to which the Companies make no representation or warranty), has paid or agreed to pay to any person any compensation for soliciting another to purchase (i) the Notes or (ii) any other securities of Petrobras or PifCo within the last 90 days, except in the case of either (i) or (ii) as contemplated by this Underwriting Agreement.
     (k) Neither of the Companies, nor any of their affiliates, nor any person acting on their behalf (other than the Underwriters, as to which the Companies make no representation or warranty), has, directly or indirectly, taken any action designed to cause or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of either of the Companies to facilitate the initial sale or resale of the Notes under the Exchange Act, or otherwise.
     (l) PifCo has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the Cayman Islands. Each of PifCo’s subsidiaries has been duly incorporated and is validly existing as a corporation in good standing (to the extent that good standing is applicable under applicable law) under the laws of the jurisdiction in which it was chartered or organized. Each of PifCo and its subsidiaries has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document. PifCo has the full corporate power and authority to file the Registration Statement and to enter into and perform its obligations under this Underwriting Agreement, the Indenture, the Notes and the Guaranty (collectively, the “Transaction Documents”) and is duly qualified to do business as a foreign corporation under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified will not have a Material Adverse

Effect. For the purposes of this Underwriting Agreement, the term “Material Adverse Effect” shall mean (A) any material adverse effect on the condition (financial or otherwise), results of operation or prospects of either of the Companies, together with their respective consolidated subsidiaries, (B) any material adverse effect on the ability of PifCo, Petrobras or any other person to perform their respective obligations under any of the Transaction Documents, or (C) any material adverse effect on the rights of the Trustee, acting on behalf of the holders of the Notes, or such holders, under any of the Transaction Documents.
     (m) Petrobras has been duly organized and is validly existing as a sociedade de economia mista (mixed-capital company) in good standing (to the extent that good standing is applicable under applicable law) under the laws of Brazil. Each of Petrobras’ Material Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing (to the extent relevant) under the laws of the jurisdiction in which it is chartered or organized. Each of Petrobras and its Material Subsidiaries is licensed (if and to the extent required by law) and has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document and to enter into and perform its obligations under this Underwriting Agreement and the other Transaction Documents to which it is a party, and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction which requires such qualification, except, in the case of its Material Subsidiaries other than PifCo, where the failure to be so qualified will not have a Material Adverse Effect. Petrobras owns, directly or indirectly, all of the outstanding equity interests of PifCo and its other Material Subsidiaries. For the purposes of this Underwriting Agreement, the term “Material Subsidiary” shall mean, as to any person, any subsidiary of such person which, on any given date of determination, accounts for more than 10% of such person’s total assets, as such total assets are set forth on the most recent consolidated financial statements of such person prepared in accordance with U.S. generally accepted accounting principles (or if any such person does not prepare financial statements in U.S. generally accepted accounting principles, consolidated financial statements prepared in accordance with such other generally accepted accounting principles then applicable to such person).
     (n) All the outstanding shares of capital stock, if any, of each subsidiary of the Companies have been duly and validly authorized and issued and are fully paid and nonassessable except, in the case of the subsidiaries (other than PifCo), as would not have a Material Adverse Effect, and all outstanding shares of capital stock of the subsidiaries are owned by the Companies, as the case may be, either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
     (o) The Companies’ respective capitalizations are as set forth in the Pre-Pricing Prospectus and the Final Offering Document as of the dates specified therein.

     (p) There have been no material changes with respect to the matters disclosed in “Item 11. Qualitative and Quantitative Disclosures About Market Risk” in the Form 20-F of Petrobras and PifCo for the year ended December 31, 2008 except as otherwise specified in the Pre-Pricing Prospectus and the Final Offering Document.
     (q) This Underwriting Agreement has been duly authorized, executed and delivered by each of the Companies; each of the Indenture, the Guaranty and each other document executed and delivered in connection therewith to which either of the Companies is party has been duly authorized and, assuming due authorization, execution and delivery thereof by each other party to those Transaction Documents (other than the Companies), when executed and delivered by the Companies, will constitute a legal, valid and binding agreement of the Companies, as the case may be, enforceable against each of the Companies in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the descriptions of the Transaction Documents in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document fairly summarize the rights and obligations of the parties thereto.
     (r) The Notes have been duly authorized, and, when issued under the Indenture, authenticated by the Trustee and delivered to and paid for by the Underwriters pursuant to this Underwriting Agreement, will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of PifCo, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity and will be entitled to the benefits provided by the Indenture as described in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document.
     (s) The Notes will constitute the general unsecured and unsubordinated obligations of PifCo and will rank pari passu in priority of payment and in right of seniority with all other unsecured and unsubordinated obligations of PifCo that are not, by their terms, expressly subordinated in right of payment to the Notes except for statutory liens and preferences. The obligations of Petrobras under the Guaranty will constitute the general unsecured and unsubordinated obligations of Petrobras and will rank pari passu in priority of payment and in right of seniority with all other unsecured and unsubordinated obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to the rights of the Trustee under the Guaranty, except for statutory liens and preferences.
     (t) No consent, approval, authorization, filing with or order of any court or governmental agency or other regulatory authority or body having jurisdiction over either of the Companies or any of their respective properties or assets in Brazil, the Cayman Islands or elsewhere (“Government Authorities”) is required for (i) the filing of the Registration Statement or the valid authorization, issuance, sale and delivery of the Reopening Notes, or (ii) the execution, delivery or performance by the Companies of any of their respective obligations under any of the Transaction Documents in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document, including, without limitation, making any of the applicable payments required to be made after the date hereof under or in respect of any of the Transaction Documents, except for (i) the filing of the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act, (ii) such consents as may be required under state or foreign securities or blue sky laws and (iii) such filings or consents as may be required by the by-laws and rules of the Financial Industry Regulatory Authority Inc. (“FINRA”) in connection with the use of the Base Prospectus for issuances of securities by the Companies and the purchase and distribution of the Reopening Notes by the Underwriters and the confirmation by FINRA that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, each of which has, to the best knowledge of the Companies, been obtained and is in full force and effect.
     (u) Neither of the Companies is currently in violation of its charter, by-laws or comparable organizational documents; neither the issuance and sale of the Notes, the execution and delivery of any of the Transaction Documents nor the consummation of any of the transactions described or contemplated therein, nor the fulfillment of the terms thereof will conflict with, or give rise to any right to accelerate the maturity or require the prepayment, repurchase or redemption of any indebtedness under, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Companies or any of their subsidiaries pursuant to, (i) the charter, by-laws or comparable organizational documents of either of the Companies or any of their Material Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which either of the Companies or any of their subsidiaries is a party or is bound or to which any of their property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to either of the Companies or any of their subsidiaries, except in the case of clauses (ii) or (iii) such as could not reasonably be expected to have a Material Adverse Effect.
     (v) The consolidated historical financial statements of the Companies and their consolidated subsidiaries included, or incorporated by reference, in the Pre-Pricing Prospectus and the Final Offering Document, together with the related notes, have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and present fairly in all material respects the financial condition, results of operations and cash flows of the Companies as of the dates and for the periods indicated; the selected financial information set forth under the captions “Selected Financial Data” in the annual report on Form 20-F of Petrobras and PifCo for the year ended December 31, 2008 incorporated by reference in the Pre-Pricing Prospectus and the Final Offering Document fairly presents, on the basis stated in the Pre-Pricing Prospectus and the Final Offering Document, the information included therein. Except as disclosed in the Pre-Pricing Prospectus and the Final Offering Document, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of either of the Companies and their consolidated subsidiaries, taken as a whole, since December 31, 2008. The segment data and other financial and statistical information incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document and the books and records of the respective entities presented therein.
     (w) There are no pro forma or consolidated financial statements or other financial statements or data which are or were required to be included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document in accordance with Regulation S-X under the Securities Act which have not been included as so required.
     (x) The statistical, industry-related and market-related data included, or incorporated by reference, in the Pre-Pricing Prospectus and the Final Offering Document are based on or derived from sources which the Companies reasonably and in good faith believe are reliable and accurate, and such data agree with the sources from which they are derived.
     (y) Except as set forth or contemplated in the Pre-Pricing Prospectus and the Final Offering Document, neither of the Companies has entered into any transaction or agreement (whether or not in the ordinary course of business) material to either of the Companies individually or the Companies taken as a whole with their consolidated subsidiaries.
     (z) No action, suit or proceeding by or before any Governmental Authority involving the Companies or any of their subsidiaries or their property or assets is pending or, to the best knowledge of the Companies, threatened, involving or in any way relating to (i) this Underwriting Agreement, any of the other Transaction Documents or the transactions contemplated herein or therein or (ii) any other matter that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pre-Pricing Prospectus and the Final Offering Document. Neither the Companies nor any of their subsidiaries is in violation of or in default with respect to any applicable statute (including, without limitation, any applicable provision of the Sarbanes-Oxley Act, including any rules and regulations thereunder or related thereto), rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over such Person which is reasonably likely to have a Material Adverse Effect.
     (aa) Each of the Companies and each of their respective subsidiaries has good and marketable title to all of their properties and assets and owns or leases all such properties and assets as are both described in the Pre-Pricing Prospectus and the Final Offering Document and necessary to the conduct of its operations as presently conducted free and clear of any liens, charges, security interests or other encumbrances except such as (i) do not materially interfere with the intended use thereof and (ii) could not reasonably be expected to have a Material Adverse Effect. All leases and subleases material to the business of each of the Companies under which either of the Companies holds properties, as described in the Pre-Pricing Prospectus and the Final Offering Document, are in full force and effect; and neither of the Companies has had any notice that any material claim of any sort has been asserted by anyone adverse to the Companies’ rights under any leases or subleases mentioned above, or affecting or questioning the rights thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not result in a Material Adverse Effect.
     (bb) Ernst & Young Auditores Independentes and KPMG Auditores Independentes (who have certified the financial statements of the Companies and supporting schedules and information of the Companies and their consolidated subsidiaries and delivered their reports with respect to the audited and unaudited consolidated financial statements and other financial information included in the Pre-Pricing Prospectus and the Final Offering Document relating to the Companies and their consolidated subsidiaries) are, and in the case of Ernst & Young Auditores Independentes were, at the time it served as auditors of the Companies, independent public accountants within the meaning of the applicable requirements of Regulation S-X under the Securities Act, the Exchange Act, and the Public Company Accounting Oversight Board (United States) and are, and in the case of Ernst & Young Auditores Independentes were, at the time it served as auditors of the Companies, certified public accountants with respect to the Companies under the standards established by the local authorities in the Cayman Islands and Brazil.
     (cc) There is not, nor will there be, any “original issue discount” in connection with the issuance of the Reopening Notes.
     (dd) Each of the Companies and their respective subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Companies are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against such person or any of its respective properties and all other taxes, assessments, fees or other charges imposed on such person or any of its respective properties by, any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of such person); and no material tax liens or material liens with respect to any assessments, fees or other charges have been filed and, to the knowledge of such person, no material claims are being asserted with respect to any such taxes, assessments, fees or other charges.
     (ee) The Companies and each of their respective subsidiaries are insured by insurers that the Companies reasonably believe to be financially sound against such losses and risks and in such amounts as are prudent and customary in the businesses and in the geographical regions in which they are engaged, except when the failure to do so would not have a Material Adverse Effect; and neither of the Companies nor any subsidiary thereof has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
     (ff) No subsidiary of the Companies is currently prohibited, directly or indirectly, from paying any dividends to either of the Companies, from making any other distribution on such subsidiary’s capital stock, from repaying to the Companies any loans or advances to such subsidiary from the Companies or from transferring any of such subsidiary’s property or assets to the Companies or any other subsidiary of the Companies.
     (gg) The Companies and their subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither of the Companies nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.
     (hh) To ensure the legality, validity, enforceability or admissibility into evidence of any of the Transaction Documents, it is not necessary that any such other document be filed or recorded with any court or other authority in Brazil or the Cayman Islands (other than such authorizations or filings that have already been obtained or made, as applicable), or that any stamp or similar tax be paid in either Brazil or the Cayman Islands on or in respect of any such document, except as provided in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document. It is not necessary under the laws of Brazil or the Cayman Islands that any of the holders of the Notes be licensed, qualified or entitled to carry on business in either Brazil or the Cayman Islands by reason of the execution, delivery, performance or enforcement of any of the Transaction Documents.
     (ii) The Companies and each of their respective subsidiaries each maintain a system of internal accounting and other controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (jj) The Companies and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under the applicable Environmental Laws to conduct their respective businesses and (iii) except as described in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clauses (i), (ii) and (iii) above where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document, neither of the Companies nor any of their subsidiaries has been named as a “potentially responsible party” under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, nor has the Company or any such subsidiary been identified as the party responsible or potentially responsible for any breach or violation of any other similar Environmental Law.
     (kk) In the ordinary course of its business, the Companies periodically review the effect of Environmental Laws on the business, operations and properties of the Companies and their subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Companies have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.
     (ll) The information set forth in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document relating to oil and gas reserves, oil and gas wells and any other oil and gas related information required to be disclosed in such Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document has been prepared by the Companies in all material respects on the basis disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document and conforms in all material respects to the requirements of the Securities Act and the Exchange Act, as the case may be.
     (mm) The indemnification and contribution provisions set forth in Section 8 hereof do not contravene Brazilian or Cayman Islands law or public policy.
     (nn) The Companies are subject to civil and commercial law in respect of their obligations hereunder and the Companies are not, nor are any of their properties, assets or revenues subject to any right of immunity under Cayman Islands, Brazilian or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Brazilian, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Companies or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated hereby, may at any time be commenced, the Companies have waived or will waive such right to the extent permitted by law and have consented to such relief and enforcement as provided herein.
     (oo) The submission of the Companies to the non-exclusive jurisdiction of the courts of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York (each, a “New York court”) in Section 13 hereof and under each of the Transaction Documents, as applicable, is legal, valid and binding under the laws of Brazil and the Cayman Islands; the appointment of Petrobras’ New York office located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022 as its authorized agent for the purpose described in Section 13 below and under each of the other Transaction Documents, as applicable, is legal, valid and binding under the laws of Brazil and the Cayman Islands; and the choice of law provision set forth in Section 14 below and in each Transaction Document, as applicable, is legal, valid and binding under the laws of Brazil and the Cayman Islands.
     (pp) Any final judgment for any amount payable by the Companies rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Companies based upon any Transaction Document would be declared enforceable against the Companies by the courts of the Cayman Islands or Brazil, as applicable, without re-examination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, as provided in the provisions for enforcement of foreign judgments set forth in the Pre-Pricing Prospectus and the Final Offering Document.
     (qq) No part of the proceeds of the sale of the Reopening Notes will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (rr) Both presently and immediately after giving effect to the transactions contemplated hereunder, each of the Companies (i) is and will be able to pay its debts as they become due and (ii) is not insolvent as defined under applicable Brazilian bankruptcy, insolvency or similar law or Cayman Islands bankruptcy, insolvency or similar law.
     (ss) No holder of the Notes, the Underwriters or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil or the Cayman Islands solely by the execution, delivery, performance or enforcement of any of the

Transaction Documents or by virtue of the ownership or transfer of a Note or the receipt of payment thereon assuming that such person is not a resident of Brazil or the Cayman Islands and does not have a permanent establishment or a fixed base in Brazil or the Cayman Islands.
     (tt) There are no Cayman Islands taxes on or by virtue of the execution or delivery of this Underwriting Agreement, the Indenture, the Notes or any of the other Transaction Documents or any other document to be furnished hereunder or thereunder. Payments to be made by the Companies or any other party to any of the Transaction Documents pursuant to the Transaction Documents will not be subject to Cayman Islands taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of any of the Transaction Documents or the consummation of any of the other transactions described therein or the issuance and sale by PifCo of the Reopening Notes.
     (uu) There is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Underwriting Agreement or any of the other Transaction Documents or (ii) on any payment to be made by Petrobras to the Trustee or the holders of the Notes pursuant to the Guaranty, except with respect to any payment of interest, fees or other income made to a party hereto or thereto outside of Brazil from funds of Petrobras in Brazil each of which currently would be subject to a withholding tax which, as of the date hereof, is levied at the rate of 15%, 25% if the beneficiary is domiciled in a tax haven jurisdiction, or such other lower rate, as it may be contemplated in a bilateral treaty aimed at avoiding double taxation between Brazil and such other country where the recipient of the payment has its domicile. Petrobras is permitted to make all payments pursuant to the Guaranty free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein, and no such payment in the hands of the Trustee will be subject to any tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority therein or thereof, in each case except as provided in the immediately preceding sentence. Petrobras intends to make all payments pursuant to this Underwriting Agreement from funds offshore Brazil. To ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents in Brazil, it is not necessary that the Transaction Documents or any other document be filed or recorded with any court or other authority in Brazil, other than the notarization of the signatures of the parties signing outside Brazil, the subsequent consularization (authentication) of the signature of such a notary by a Brazilian consulate official and the subsequent translation of the relevant Transaction Document into Portuguese by a sworn translator.
     (vv) Neither of the Companies nor any of their subsidiaries nor, to the best knowledge of the Companies, any director, officer, agent, employee or other person associated with or acting on behalf of the Companies or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ww) The operations of the Companies and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Companies or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Companies, threatened.
     (xx) Neither of the Companies, nor any of their subsidiaries nor, to the knowledge of the Companies, any director, officer, agent, employee or affiliate of the Companies or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Companies will not knowingly directly or indirectly use the proceeds of the offering of the Reopening Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, PifCo agrees to sell the Reopening Notes with an aggregate principal amount of U.S.$1,250,000,000 to the Underwriters, and each of the Underwriters severally agrees to purchase from PifCo, the aggregate principal amount of the Reopening Notes listed on Schedule B attached hereto at an issue price of 106.962% of the aggregate principal amount of the Reopening Notes (the “Issue Price”) plus accrued interest of U.S.$40,468,750.
          SECTION 3. Delivery and Payment. (a) Delivery of and payment for the Reopening Notes shall be made at the offices of Shearman & Sterling LLP in New York or such other place as shall be agreed upon by the parties hereto at 10:00 A.M., New York City time, on July 9, 2009, or at such time on such later date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and PifCo (such date and time of delivery and payment for the Reopening Notes being herein called the “Closing Date”). Delivery of the Reopening Notes shall be made to the Underwriters against payment by the Underwriters of U.S.$1,372,493,750 (the “Net Proceeds”) to or upon the order of PifCo by wire transfer payable in immediately available funds to the account specified in writing by PifCo not less than three Business Days prior to the Closing Date. The Net Proceeds represent an amount equal to (i) the Issue Price less (ii) U.S.$5,000,000, representing 0.40% of the aggregate principal amount of the Reopening Notes to be issued on the Closing Date (the “Selling Commission”)

plus (iii) accrued interest from February 11, 2009 of U.S.$40,468,750. Delivery of the Reopening Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct.
          (b) For the purposes of this Underwriting Agreement, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, executive order or regulation to close.
          SECTION 4. Offering by Underwriters. Each Underwriter represents and warrants to and agrees as to itself with the Companies that:
     (a) Except as set forth in the Pre-Pricing Prospectus and the Final Offering Document, such Underwriter will not engage in any activity that reasonably can be expected to cause or result, under the Exchange Act, in stabilization or manipulation of the price of any security of PifCo or Petrobras to facilitate the sale or resale of the Notes.
     (b) Such Underwriter shall offer the Reopening Notes for sale to the public upon the terms and conditions set forth in the “Plan of Distribution” sections in the Pre-Pricing Prospectus and the Final Offering Document.
     (c) Unless such Underwriter obtains the prior consent of the Companies, it has not made and will not make any offer relating to the Reopening Notes that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Companies with the Commission or retained by the Companies under Rule 433 under the Securities Act. The Companies agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) the Companies have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (d) BB, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, represents to and agrees with the Companies that, to the extent that it intends to effect any sales of the Notes in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.
          SECTION 5. Covenants. The Companies jointly and severally agree with the Underwriters that:
     (a) The Companies will furnish to the Underwriters and to counsel for the Underwriters, without charge, during the period referred to in paragraph (d) below, as many copies of the Registration Statement, the Pre-Pricing Prospectus and the Final Offering Document and any amendments and supplements thereto (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Underwriters) as any Underwriter may reasonably request, including the delivery of copies of the Prospectus Supplement to the Underwriters, one of which shall be signed by a duly authorized officer of the Companies.
     (b) The Companies will not amend or supplement, during the period specified in (d) below, the Registration Statement, the Pre-Pricing Prospectus or the Final Offering Document without the prior written consent of the Underwriters, which consent will not be unreasonably withheld.
     (c) The Companies will notify the Underwriters in writing immediately (i) of any request by the Commission for any amendment of or supplement to the Registration Statement, the Pre-Pricing Prospectus or the Final Offering Document or for any additional information, (ii) of the Companies’ intention to file or prepare any supplement or amendment to the Registration Statement, the Pre-Pricing Prospectus or the Final Offering Document, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement, the Pre-Pricing Prospectus or the Final Offering Document, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Companies of any notification with respect to the suspension of the qualification of the Reopening Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Companies will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the prompt lifting of such order.
     (d) If, during such period after the commencement of the offering of the Reopening Notes any Underwriter or any dealer is required by law to deliver a prospectus, any event occurs as a result of which the Final Offering Document, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Offering Document to comply with applicable law, the Companies promptly (i) will notify such Underwriter of any such event, (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance and (iii) will supply any supplemented or amended Final Offering Document to such Underwriter and counsel for such Underwriter, without charge, in such quantities as such Underwriter may reasonably request.
     (e) PifCo will (i) prepare the Prospectus Supplement in form reasonably satisfactory to the Underwriters, (ii) file the Prospectus Supplement with the Commission pursuant to Rule 424(b) within 2 Business Days of the date hereof and (iii) advise the Underwriters promptly of the filing of the Prospectus Supplement pursuant to Rule 424(b) or otherwise and of any amendment or supplement to the Final Offering Document or Registration Statement or of official notice of institution of proceeding for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be issued, make every reasonable effort to obtain the prompt lifting thereof.
     (f) The Companies will promptly deliver to Shearman & Sterling LLP a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Companies’ files manually signed copies of such documents for at least five years after the date of filing.
     (g) PifCo will arrange, if necessary, for the qualification of the Reopening Notes for sale by each Underwriter under the laws of such jurisdictions as such Underwriter may designate and will maintain such qualifications in effect so long as required for the completion of the distribution of the Reopening Notes; provided, however, that in no event shall the Companies be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Reopening Notes, in any jurisdiction where it is not now so subject. The Companies will promptly inform the Underwriters, and shall confirm such information in writing, of the receipt by either of the Companies of any notification with respect to the suspension of the qualification of the Reopening Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Companies will file such statements and reports as may be required by the laws of each jurisdiction in which the Reopening Notes have been qualified or registered as provided above.
     (h) Prior to the completion of the distribution of the Reopening Notes by the Underwriters (as determined by the Underwriters), the Companies will not, and will not permit any of their affiliates to, acquire any Notes.
     (i) The Companies will cooperate with the Underwriters and will take all such action as is necessary to permit the Reopening Notes to be eligible for clearance and settlement through DTC.
     (j) The Companies will prepare a final term sheet for the Reopening Notes containing only a description of the Reopening Notes, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (the “Final Term Sheet”). Any such Final Term Sheet is a Permitted Free Writing Prospectus for purposes of this agreement. A form of the Final Term Sheet for the Reopening Notes is attached hereto as Schedule C.
     (k) Neither of the Companies will, for so long as the Notes are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and will not be or become, or be or become owned by a closed-end investment company required to be registered but not registered thereunder.

     (l) The Companies will not for a period of 45 days following the date hereof, without the prior written consent of the Underwriters, offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Companies or any of their affiliates or any person in privity with the Companies or any of their affiliates, directly or indirectly, or announce the offering of, or file a registration statement for, any securities substantially similar to the Notes issued or guaranteed by the Companies (other than the Notes, any export credit agency loans and trade-related facilities).
     (m) The Companies will not and will request their affiliates not to offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security could be integrated with the sale of the Notes.
     (n) The Companies will not take, directly or indirectly, any action designed to or which has constituted or which could reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of PifCo or Petrobras to facilitate the sale or resale of the Reopening Notes.
     (o) PifCo will use the net proceeds received by it from the sale of the Reopening Notes in the manner specified in the Prospectus Supplement under the caption “Use of Proceeds.”
     (p) Prior to the Closing Date, neither of the Companies nor their affiliates will issue any press release or other communications directly or indirectly or hold any press conference relating to the Reopening Notes, without each Underwriter’s prior written consent (which shall not be unreasonably withheld), unless in the judgment of either of the Companies and its counsel, and after notification to each Underwriter, such press release or communication is required by law or except as issued or held, as the case may be, in accordance with the applicable regulations promulgated under the Securities Act.
     (q) The Companies will pay any stamp, issue, registration, transaction or similar documentary taxes and duties, including interest and penalties, payable on or in connection with the creation, issue and offering of the Reopening Notes, or the execution or delivery of the Transaction Documents or the enforcement by the Underwriters of this Underwriting Agreement against the Companies or any transaction carried out pursuant to this Underwriting Agreement; and, in addition to any amount payable by it under this Underwriting Agreement, any value-added, turnover or similar tax payable in respect of that amount (and references in this Underwriting Agreement to such amount shall be deemed to include any such taxes so payable in addition to it and express mention of such payment of any taxes (if applicable) in any provisions hereof shall not be construed as excluding such payment of any taxes in those provisions hereof where such express mention is not made); the Companies will indemnify each Underwriter against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, reasonable legal fees) which such Underwriter may incur or which may be made against such Underwriter arising out of or in relation to or in connection with any failure to pay or delay in paying any such taxes.
     (r) Neither the sale of the Reopening Notes nor the use of the proceeds thereof will violate any regulation of the United States Treasury Department contained in 31 C.F.R., Chapter V Subpart B, as amended, or the International Money Laundering Statement and Financial Anti-Terrorism Act of 2001.
     (s) The Companies will furnish a copy of each amendment of the Transaction Documents to each Underwriter at such Underwriter’s address set forth in Section 11 hereof.
     (t) The Companies agree to pay all costs and expenses relating to the offering of Reopening Notes, including, without limitation, (i) the fees and expenses of the Companies’ accountants and counsel (including Brazilian, Cayman Islands and United States counsel), (ii) the preparation, printing or reproduction of the Final Offering Documents and all amendments or supplements to either of them and all expenses in connection with the filing of the Final Offering Documents and any and all amendments and supplements thereto with the Commission, (iii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the offering of the Reopening Notes, (iv) the fees and expenses of the Trustee and any registrars and paying agent contemplated in the Indenture, (v) the transportation and other expenses incurred by or on behalf of Companies’ personnel and all expenses incurred by the Underwriters, in both cases in connection with “road show” presentations to prospective purchasers of the Reopening Notes, (vi) the costs of delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Final Offering Document, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Reopening Notes, (vii) the preparation, printing, authentication, issuance and delivery of certificates for the Reopening Notes, including any stamp, transfer or other similar taxes in connection with the original issuance and sale of the Reopening Notes, (viii) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Reopening Notes, (ix) any registration or qualification of the Reopening Notes for offer and sale under the securities or blue sky laws of the several states (including filing fees but not including the fees and expenses of counsel for the Underwriters relating to such registration and qualification) and (x) all other costs and expenses incident to the performance by PifCo and Petrobras of their obligations hereunder and under any of the various transaction documents entered into in connection with the Reopening Notes; it being understood and agreed that all amounts payable hereunder shall be paid in U.S. dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Companies will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding.
     (u) The Companies consent to the use by any Underwriter of any Permitted Free Writing Prospectus.
     (v) PifCo will use its reasonable best efforts to cause the Reopening Notes to be listed on the New York Stock Exchange as promptly as possible after the Closing Date.
          SECTION 6. Conditions to the Obligations of the Underwriters. The obligations of each Underwriter to purchase the Reopening Notes shall be subject to the following conditions:
     (a) The Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date.
     (b) PifCo and Petrobras shall have filed the Prospectus Supplement with the Commission pursuant to Rule 424(b) within two Business Days of the date hereof and all documents incorporated therein by reference shall have been filed with the Commission prior to the date of such filing, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act.
     (c) On or prior to the Closing Date (i) a certified copy of the Original Indenture and (ii) a certified copy of a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith shall have been delivered to the Underwriters.
     (d) On or prior to the Closing Date, the following shall have been executed and delivered to the Underwriters, each dated the Closing Date:
     (i) the Indenture and the Supplemental Indenture duly executed and delivered by PifCo and the Trustee in form and substance reasonably acceptable to such Underwriter; and
     (ii) the Guaranty duly executed and delivered by Petrobras and the Trustee in form and substance reasonably acceptable to the Underwriters.
     (e) All of the applicable taxes, fees and other charges due and owing in connection with the execution and delivery of the Transaction Documents shall have been paid.
     (f) The representations and warranties of the Companies in this Underwriting Agreement and in any of the other Transaction Documents to which the Companies are parties shall be true and correct on the date hereof and as of the Closing Date with the same effect as if made on the Closing Date.
     (g) The Underwriters shall have received from each of Ernst & Young Auditores Independentes and KMPG Auditores Independentes, the independent public accountants for the Companies, (x) on the date hereof, a comfort letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, concerning the financial statements and certain information with respect to the Companies set forth in the Final Offering Document (including the documents incorporated by reference therein) and (y) on the Closing Date, a “bring down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
     (h) The Financial Industry Regulatory Authority shall have approved the underwriting arrangements contemplated herein and the Notes shall be eligible for clearance and settlement through DTC.
     (i) PifCo shall have furnished to the Underwriters a certificate of PifCo, signed by an authorized officer of PifCo acceptable to the Underwriters, dated the Closing Date and in form and substance reasonably satisfactory to the Underwriters certifying:
     (i) that the conditions set forth in subsections (a), (b) and (c) of this Section 6 have been satisfied;
     (ii) that no stop order suspending the effectiveness of the Registration Statement, the Final Offering Document or any amendment thereto has been issued and no proceedings therefor have been initiated or threatened by the Commission;
     (iii) that the representations and warranties of PifCo in this Underwriting Agreement and in any of the other Transaction Documents to which PifCo is a party are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and PifCo has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
     (iv) that since the date of the most recent financial statements included in the Final Offering Document (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of PifCo and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Offering Document (exclusive of any amendment or supplement thereto);
     (v) that no Default or Event of Default (or other event that with the passage of time or notice, or both, will ripen into a Default or an Event of Default)

under the Notes or the Indenture has occurred and is continuing as of the Closing Date;
     (vi) as to the incumbency of the officers or representatives of PifCo signing the applicable Transaction Documents and the other documents delivered hereunder and thereunder on behalf of PifCo and containing specimen signatures thereof;
     (vii) that the Memorandum and Articles of Association of PifCo have not been amended and is in full force and effect, copies of which shall be attached to such certificate; and
     (viii) that the copy of the Original Indenture attached to the certificate is a true and correct copy thereof.
          (j) Petrobras shall have furnished to the Underwriters a certificate, signed by an authorized officer of Petrobras acceptable to the Underwriters, dated the Closing Date and in form and substance reasonably satisfactory to the Underwriters, certifying:
     (i) that the representations and warranties of Petrobras in this Underwriting Agreement and any of the other Transaction Documents to which it is a party are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Petrobras has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
     (ii) that since the date of the most recent financial statements included in the Final Offering Document (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of Petrobras and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Offering Document (exclusive of any amendment or supplement thereto);
     (iii) that no Default or Event of Default (or other event that with the passage of time or notice, or both, will ripen into a Default or an Event of Default) has occurred and is continuing as of the Closing Date under the Notes or the Indenture;
     (iv) as to the incumbency of the officers or representatives of Petrobras signing the applicable Transaction Documents and the other documents delivered hereunder and thereunder on behalf of Petrobras and containing specimen signatures thereof; and
     (v) that the Estatuto Social of Petrobras has not been amended and is in full force and effect, copies of which shall be attached to such certificate.

     (k) The Trustee shall have furnished to the Underwriters a certificate of the Trustee, signed by an authorized officer of the Trustee acceptable to the Underwriters, dated the Closing Date, (i) stating that the Trustee is a banking corporation organized and validly existing under the laws of the State of New York and that its principal office and place of business is not located in the Cayman Islands or Brazil, (ii) regarding the authority of the Trustee to enter into the Transaction Documents to which it is a party and to execute all documents related thereto and (iii) regarding the incumbency of its officers executing such documents.
     (l) Subsequent to the date hereof and on or prior to the Closing Date, there shall not have been any decrease in the rating of any of the Companies’ debt securities by any “nationally recognized statistical rating organization” (as defined for the purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of such possible change, or any withdrawal of any such rating.
     (m) Subsequent to the date hereof and on or prior to the closing of the issuance of the Reopening Notes, no legislation shall have been enacted by either house of the United States or Brazilian congress or any national legislative body in the Cayman Islands or by any state legislature, no other action shall have been taken by any Governmental Authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction in the United States, Brazil, the Cayman Islands or any other country, which would have a Material Adverse Effect.
     (n) On the Closing Date, none of the events listed below shall have occurred and be continuing:
     (i) a default in the performance or observance by the Companies of any covenant or agreement made by it under this Underwriting Agreement or any other Transaction Document to which they are a party; or
     (ii) proceedings shall have been commenced against either of the Companies or the Trustee under any Brazilian, United States, Cayman Islands or other bankruptcy act or other foreign, federal or state law relating to bankruptcy or insolvency or laws relating to the relief of debtors, readjustments of indebtedness, reorganizations, arrangements, compositions or extensions, or appointing a receiver or decreeing or ordering the winding up or liquidation of the affairs of either Company or the Trustee or similar proceedings for any relief which includes or might result in, any material modification of the obligations of either Company or the Trustee hereunder or under the applicable Transaction Documents; or
     (iii) either Company or the Trustee shall have instituted proceedings to be adjudicated insolvent or a bankrupt or shall have consented to the institution of bankruptcy or insolvency proceedings against it or shall have filed a petition or answer or consent seeking reorganization or relief under any Brazilian, United

States, Cayman Islands or other bankruptcy act or any other federal or state law relating to bankruptcy or insolvency or shall have consented to the appointment of a receiver or shall have made an assignment for the benefit of creditors or shall have admitted in writing its inability to pay its debts.
     (o) Subsequent to the date hereof and on or prior to the Closing Date or, if earlier, the dates as of which information is given in the Final Offering Document (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or decrease in any of the financial line items specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Companies and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Final Offering Document (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to market the Reopening Notes as contemplated by the Final Offering Document (exclusive of any amendment or supplement thereto).
     (p) The Underwriters shall have received from Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to the Companies, an opinion (including a disclosure letter covering the Final Offering Document), dated the Closing Date and addressed to the Underwriters, in form and substance reasonably acceptable to the Underwriters.
     (q) The Underwriters shall have received from Walkers, Cayman Islands counsel to the Companies, an opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably acceptable to the Underwriters.
     (r) The Underwriters shall have received an opinion (including a disclosure opinion covering the Final Offering Document) of internal counsel to Petrobras, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably acceptable to the Underwriters.
     (s) The Underwriters shall have received an opinion of Pryor Cashman LLP, external New York counsel to the Trustee, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably acceptable to the Underwriters.
     (t) The Underwriters shall have received an opinion (including a disclosure opinion covering the Final Offering Document) of Souza, Cescon Avedissian, Barrieu e Flesch Advogados, special Brazilian counsel for the Underwriters, in form and substance reasonably acceptable to the Underwriters (it being understood that the Companies shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass on such matters).
     (u) The Underwriters shall have received an opinion (including a disclosure opinion covering the Final Offering Document) from Shearman & Sterling LLP, special United States counsel to the Underwriters, in form and substance reasonably acceptable to the Underwriters, dated the Closing Date and addressed to the Underwriters, and the Companies shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (v) Prior to the Closing Date, the Companies shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.
     (w) None of the events contemplated in Section 9 of this Underwriting Agreement shall have occurred.
          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to PifCo in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 will be delivered at the office of Shearman & Sterling LLP, at 599 Lexington Avenue, New York, N.Y. 10022, on the Closing Date.
          SECTION 7. Reimbursement of Expenses. If the sale of the Reopening Notes provided for herein is not consummated because any condition to the obligations of each Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of either of the Companies to perform any agreement herein or comply with any provision hereof other than by reason of a default by any Underwriter, the Companies will reimburse the Underwriters on demand for all properly documented out-of-pocket expenses (including the fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Reopening Notes; provided, however that if any Underwriter resigns without having good commercial reasons for resigning (having regard to good international capital markets practice), then the Companies shall be under no obligation to reimburse such expenses. The Companies’ liability to the Underwriters under this Section 7 is joint and several.
          SECTION 8. Indemnification and Contribution. (a) The Companies jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any of the Underwriters within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement at the effective date thereof and as of the date of any amendment thereof or supplement thereto or (B) the Disclosure Package as of the date thereof, the Closing Date (including, for this purpose, documents incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law, or (C) the Final Offering Document, or in any amendment thereof or supplement thereto, in each case as of the date thereof, the Closing Date (including, for this purpose, documents incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law or (ii) the omission or alleged omission to state in the documents described in this Section 8(a)(i) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any properly documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Companies will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package and the Final Offering Document, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Companies by or on behalf of any Underwriter specifically for inclusion therein (which shall consist of solely the information in the fourth, fifth and seventh paragraphs under the caption “Plan of Distribution” in the Prospectus Supplement). This indemnity agreement will be in addition to any liability which the Companies may otherwise have.
          (b) Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Companies, each of their directors, officers, employees and agents, and each person who controls the Companies within the meaning of either the Securities Act or the Exchange Act, to the same extent (subject to the proviso set forth below) as the foregoing indemnity from the Companies to the Underwriters, but only with reference to written information furnished to the Companies by or on behalf of such Underwriter specifically for inclusion in the Disclosure Package and the Final Offering Document (or in any amendment or supplement thereto) (which shall consist of solely the information in the fourth, fifth and seventh paragraphs under the caption “Plan of Distribution” in the Prospectus Supplement) provided that the Underwriters’ aggregate liability to the parties set forth above shall in no event exceed the amount of the Selling Commission. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Companies and BB acknowledge that the statements set forth in the seventh paragraph of text under the heading “Plan of Distribution” in the Prospectus Supplement constitute information furnished by or on behalf of BB for inclusion in the Prospectus Supplement (or in any amendment or supplement thereto).
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Companies and each Underwriter agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Companies and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Companies (on the one hand) and by the Underwriters (on the other) from the offering of the Reopening Notes. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Companies and each Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Companies (on the one hand) and each of the Underwriters (on the other) in connection with the statements or omissions which resulted in such Losses, as well as any other equitable considerations. Benefits received by the Companies shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by PifCo, and benefits received by the Underwriters shall be deemed to be equal to the total amount of the Underwriters’ Selling Commission. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Companies (on the one hand) or any Underwriter (on the other), the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Companies and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriters within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls either of the Companies within the meaning of either the Securities Act or the Exchange Act and each officer and director of either of the Companies shall have the same rights to contribution as the Companies, subject in each case to the applicable terms and conditions of this paragraph (d). Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which such Underwriter’s total Selling Commission exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Reopening Notes they have purchased hereunder, and not joint.
          (e) The liability of each of the Companies under this Section 8 is joint and several.
          SECTION 9. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Companies prior to delivery of and payment for the Reopening Notes, if at any time prior to such time (i) trading in any of the Companies’ securities shall have been suspended by the São Paulo Stock Exchange or trading in securities generally on the New York Stock Exchange or the São Paulo Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either such exchanges, or (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or by the relevant banking authorities in Brazil or the Cayman Islands or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred, or (iii) any downgrading shall have occurred in either of the Companies’ corporate credit rating or the rating accorded either of the Companies’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Companies debt securities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Brazil of a national emergency or war or other calamity (including any terrorist act) or any crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to proceed with the offering, sale or delivery of the Reopening Notes as contemplated by the Final Offering Document (exclusive of any amendment or supplement thereto).
          SECTION 10. Representations, Covenants and Indemnities to Survive. The respective agreements, representations, covenants, warranties, indemnities and other statements of each of the Companies or their officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Companies or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Reopening Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.
          SECTION 11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Citi, will be mailed, delivered or telefaxed at (646) 291-5209 to Citi, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel; if sent to HSBC, will be mailed, delivered or telefaxed to HSBC at (212) 525-0238 c/o HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018; Attention: Transaction Management Group, if sent to J.P. Morgan, will be mailed, delivered or telefaxed to J.P. Morgan at (212) 834-6681 c/o J.P. Morgan Securities Inc., 270 Park Avenue, 7th Floor, New York, New York 10017, Attention: Emerging Markets Debt Capital Markets Debt; if sent to Santander Investment, will be mailed, delivered or telefaxed to Santander Investment at (212) 582-4652 c/o Santander Investment Securities Inc., 45 East 53rd Street, New York, New York 10022, Attention: DCM Americas; if sent to BB, will be mailed, delivered or telefaxed at 020 7796 0836 c/o BB Securities Ltd., 16 St. Martin’s Le Grand, London , EC1A 4NA, Attention: Leonardo Loyola Reis; if sent to SG, will be mailed, delivered or telefaxed to SG Americas Securities, LLC at (212) 278-7532 c/o 1221 Avenue of the Americas, New York, New York 10020, Attention: General Counsel; if sent to PifCo, will be mailed, delivered or telefaxed to Petróleo Brasileiro S.A., Av. República do Chile 65, 3rd Floor, 20031-912 Rio de Janeiro — RJ, Brazil, Attention: Sérvio Túlio Tinoco, Finance Department, Head of Corporate Financing; or, if sent to Petrobras, will be mailed, delivered or telefaxed to Petróleo Brasileiro S.A., Av. República do Chile 65, 3rd Floor 20031-912 Rio de Janeiro — RJ, Brazil, Attention: Sérvio Túlio Tinoco, Finance Department, Head of Corporate Financing.
          SECTION 12. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.
          SECTION 13. Jurisdiction. Each of PifCo, Petrobras and the Underwriters agrees that any suit, action or proceeding against them, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby, may be instituted in any State or federal court in the Borough of Manhattan, City of New York, New York, or in the competent courts of their own corporate domiciles with respect to actions brought against any of them as a defendant, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding and any right to which any of them may be entitled on account of places of residence or domicile, and irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding. The Companies have appointed the New York office of Petrobras, located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any State or federal court in the City of New York, New York, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The Companies hereby jointly and severally represent and warrant that the Authorized Agent has accepted such appointments and has agreed to act as said agent for service of process, and the Companies agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Subject to applicable law, service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each of the Companies.
          SECTION 14. Governing Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.
          SECTION 15. Currency. Each reference in this Underwriting Agreement to U.S. dollars is of the essence. To the fullest extent permitted by law, the obligation of PifCo in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. dollars that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in U.S. dollars that may be so purchased for any reason falls short of the amount originally due, the applicable Company will pay such additional amounts, in U.S. dollars, as may be necessary to compensate for the shortfall. Any obligation of the Companies not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.
          SECTION 16. Waiver of Immunity. This Underwriting Agreement, the other Transaction Documents and any other documents delivered pursuant hereto or thereto, and any actions taken hereunder or thereunder, constitute commercial acts by each of the Companies. Each of the Companies irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Underwriting Agreement, the other Transaction Documents, or any document delivered pursuant hereto or thereunder, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 16 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.
          SECTION 17. Counterparts. This Underwriting Agreement may be executed in one or more counterparts (including via telecopier), each of which shall constitute an original and all of which together shall constitute one and the same instrument.
          SECTION 18. Entire Agreement. This Underwriting Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.
          SECTION 19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          SECTION 20. No Fiduciary Relationship. The Companies hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the PifCo securities. The Companies further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Companies, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Companies’ securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Companies, either in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions, and the Companies hereby confirm their understanding and agreement to that effect. The Companies and the Underwriters agree that they are responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Companies regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Companies’ securities, do not constitute advice or recommendations to the Companies. The Companies hereby waive, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to either of the Companies in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions. Any review by the Underwriters of the Companies and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, as the case may be, and shall not be on behalf of the Companies.
[Remainder of page intentionally left blank]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Underwriting Agreement and your acceptance shall represent a binding agreement among PifCo, Petrobras and the Underwriters.

Very truly yours, PETROBRAS INTERNATIONAL FINANCE COMPANY
By:
Name:
Title:

PETRÓLEO BRASILEIRO S.A. — PETROBRAS
By:
Name:
Title:

WITNESSES:
1.
Name:

2.
Name:
Underwriting Agreement

STATE OF NEW YORK	)

	)	ss:

COUNTY OF NEW YORK	)
     On this ___day of July 2009, before me, a notary public within and for said county, personally appeared                                          to me personally known, who being duly sworn, did say that                                          is the Attorney-in-Fact of Petróleo Brasileiro S.A. — PETROBRAS and the Attorney-in-Fact of Petrobras International Finance Company, each a corporation described in and which executed the foregoing instrument and acknowledges said instrument to be the free act and deed of said entities.
     On this ___ day of July 2009, before me personally came                                            and                                             to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

Notary Public
COMMISSION EXPIRES
Underwriting Agreement

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the
date first above written.
Citigroup Global Markets Inc.

By:
Name:
Title:
Underwriting Agreement

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the
date first above written.

HSBC Securities (USA) Inc.
By:
Name:
Title:
Underwriting Agreement

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the
date first above written.

J.P. Morgan Securities Inc.
By:
Name:
Title:
Underwriting Agreement

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the
date first above written.

Santander Investment Securities Inc.
By:
Name:
Title:

By:
Name:
Title:
Underwriting Agreement

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the
date first above written.

BB Securities Ltd.
By:
Name:
Title:

By:
Name:
Title:
Underwriting Agreement

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the
date first above written.

SG Americas Securities, LLC
By:
Name:
Title:
Underwriting Agreement

Schedule A
Permitted Free Writing Prospectuses
•	The Final Term Sheet, as defined in Section 5(j) herein, for the Reopening Notes

•	Electronic (Netroadshow) road show of PifCo relating to the offering of the Reopening Notes dated July 1, 2009

A-1

Schedule B
Aggregate Principal Amount of Reopening Notes

Aggregate Principal
Underwriter	Amount of Reopening Notes
Citigroup Global Markets Inc.	U.S.$149,625,000
HSBC Securities (USA) Inc.	U.S.$316,925,000
J.P. Morgan Securities Inc.	U.S.$316,925,000
Santander Investment Securities Inc.	U.S.$316,925,000
BB Securities Limited	U.S.$74,800,000
SG Americas Securities, LLC	U.S.$74,800,000

TOTAL:	U.S.$1,250,000,000

B-1

Schedule C
Form of Final Term Sheet
Filed pursuant to Rule 433
Registration Statements Nos. 333-139459 and 333-139459-01
Relating to Preliminary Prospectus Supplement dated
July 1, 2009
Pricing Term Sheet
A preliminary prospectus supplement of Petrobras International Finance Company accompanies this free writing prospectus and is available from the SEC’s website at www.sec.gov.

Issuer:	Petrobras International Finance Company

Guarantor:	Unconditionally and irrevocably guaranteed by Petróleo Brasileiro
S.A. — PETROBRAS

Form:	Senior Unsecured Notes

Offering:	SEC-Registered

Ratings:[1]	Baa1/BBB-/BBB (Stable/Stable/Stable)

Currency:	U.S. Dollars

Reopening Principal Amount:	$1,250,000,000 (to become immediately fungible upon the Settlement Date with the outstanding $1,500,000,000 7.875% Notes due March 15, 2019 for a total principal amount of $2,750,000,000)

Maturity:	March 15, 2019

Coupon Rate:	7.875%

Interest Basis:	Payable semi-annually in arrears

Day Count:	30/360

Interest Payment Dates:	March 15 and September 15

First Interest Payment Date:	September 15, 2009

Gross Proceeds:	$1,337,025,000 (not including accrued interest)

Reopening Price:	106.962% (plus accrued interest total $40,468,750 or $40.47 per $1,000 principal amount of the 2019 Notes from February 11, 2009 to, but not including, July 9, 2009)

C-1

Benchmark Treasury:	UST 3.125% due May 15, 2019

Benchmark Treasury Spot and Yield:	96-15, 3.552%

Spread to Benchmark Treasury:	+ 332.30 bps

Yield:	6.875%

Make-Whole Call Spread:	+50 bps

Pricing Date:	July 1, 2009

Settlement Date:	July 9, 2009 (T+5)

Listing:	New York Stock Exchange

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	71645W AN1

ISIN:	US71645WAN11

Common Code:	041298995

Joint Bookrunners:	Citigroup Global Markets Inc
HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Santander Investment Securities Inc.

Co-Managers:	BB Securities Limited
SG Americas Securities, LLC

[1]	The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s, S&P and Fitch Ratings. Each of the security ratings above should be evaluated independently of any other security rating.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or any prospectus supplement for this offering if you request it by calling Citigroup Global Markets Inc. at 1-877-858-5407, HSBC Securities (USA) Inc. collect at 1-212-525-4102, J.P. Morgan Securities Inc. at 1-212-834-4307 or Santander Investment Securities Inc. at 1-212-407-0995.

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UNDERWRITING AGREEMENT
among
PETROBRAS INTERNATIONAL FINANCE COMPANY,
PETRÓLEO BRASILEIRO S.A. — PETROBRAS
And
CITIGROUP GLOBAL MARKETS INC.
HSBC SECURITIES (USA) INC.
J.P. MORGAN SECURITIES INC.
SANTANDER INVESTMENT SECURITIES INC.
BB SECURITIES LTD.
SG AMERICAS SECURITIES, LLC
relating to
PIFCO’s
U.S.$1,250,000,000 Global Notes Due 2019
July 1, 2009

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Underwriting Agreement July 2009

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